EXHIBIT 10.1

FIFTH ADDENDUM TO EMPLOYMENT AGREEMENT

THIS FIFITH ADDENDUM TO EMPLOYMENT AGREEMENT (the “Fifth Addendum”) is made effective as of the 13th day of February, 2008, by and between Anworth Mortgage Asset Corporation, a Maryland corporation (“Anworth”), and Joseph E. McAdams (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Executive and Anworth Mortgage Advisory Corporation entered into an employment agreement dated January 1, 2002 (as amended to date, the “Agreement”);

WHEREAS, the Agreement was assumed by Anworth, and the Executive and Anworth entered into such addendum to such employment agreement dated April 18, 2002 (the “Addendum”), an addendum to such employment agreement dated June 13, 2002 (the “Second Addendum”), an addendum to such employment agreement dated May 28, 2004 (the “Third Addendum”) and an addendum to such employment agreement dated June 27, 2006 (the “Fourth Addendum”);

WHEREAS, Anworth and the Executive desire to further modify the terms of the Executive’s employment agreement under the agreement.

NOW THEREFORE, the parties hereby covenant and agree as follows:

1. Effective Date. This Fifth Addendum shall become effective on the date hereof.

2. Compensation (Section 4 of the Agreement). Section 4(a) of the Agreement is hereby amended and restated as follows:

(a) Base Compensation. The Executive’s Base Salary shall equal Seven Hundred Thousand Dollars ($700,000) per year. The Base Salary shall be payable in equal installments twice monthly consistent with Anworth’s regular business practices.

IN WITNESS WHEREOF, this Fifth Addendum to Employment Agreement is executed as of the day and year first written above.

Executive

/s/ Joseph E. McAdams
Joseph E. McAdams

Anworth Mortgage Asset Corporation

By:	/s/ Thad M. Brown
Name: Thad M. Brown Title: Chief Financial Officer